INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT, dated as of February 8, 2007, by and between Manchester Inc., a Nevada corporation (the "Company"), and Rick Stanley ("Indemnitee").

RECITALS

A. Highly competent persons are becoming more reluctant to serve as directors or officers or in other capacities unless they are provided with reasonable protection through insurance or indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the corporations.

B. The Board of Directors of the Company (the "Board" or the "Board of Directors") has determined that the Company should act to assure its directors, officers and consultants that there will be increased certainty of such protection in the future.

C. It is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that such persons will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

D. Indemnitee is willing to serve, to continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

AGREEMENT

In consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1. Definitions. For purposes of this Agreement:

(a) "Affiliate" shall mean any subsidiary, other corporation, partnership, joint venture, trust or other enterprise in respect of which the Indemnitee is or was or will be serving as a director, officer, advisory director or Board Committee member at the request of the Company, and including, but not limited to, any employee benefit plan of the Company or any of the foregoing.

(b) "Expenses" shall include all attorneys' fees and costs, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses incurred in connection with asserting or defending claims.

(c) "Losses" shall mean all losses, claims, liabilities, judgments, fines, penalties and amounts paid in settlement in connection with any Proceeding.

MANCHESTER INC.	Indemnification Agreement

(d) "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative; provided, however, that the term "Proceeding" shall include any action instituted by an Indemnitee (other than an action to enforce indemnification rights under this Agreement) only if such action is authorized by the Board of Directors.

2. Service by Indemnitee. Indemnitee has pursuant to separately executed employment agreement agreed to serve the Company’s subsidiary Manchester Indiana Operations, Inc. as an officer. Notwithstanding anything contained herein, this Agreement shall not create a separate contract of employment or amendment thereto between the Company and Indemnitee, and the termination of Indemnitee's relationship with the Company or an Affiliate by either party hereto shall not be restricted by this Agreement.

3. Indemnification. Subject to the terms and conditions of this Agreement, the Company agrees to indemnify Indemnitee for, and hold Indemnitee harmless from and against, any Losses or Expenses at any time incurred by or assessed against Indemnitee arising out of or in connection with any and all litigation and/or arbitration actions against Indemnitee by JD Byrider Franchising Inc. (“Byrider”), including, without limitation, under the three Second Renewal Franchise Agreements (each, a “Franchise Agreement,” and collectively, the “Franchise Agreements”) entered into as of February 23, 2006 between Byrider Franchising, Inc. (“Byrider”) and F.S. English, Inc. (“FSE”), for each of the following three locations: (i) 1630 Coliseum Blvd. North, Fort Wayne, IN 46805; (ii) 3250 West Washington Street, Indianapolis, IN 46222; and (iii) 5055 S. US Highway 41, Terre Haute, IN 47802; and any and all actions in respect of GNAC, Inc. (“GNAC”) (FSE and GNAC are collectively referred to as “FSE/GNAC”) as acquired by Manchester Indiana Operations, Inc. (“Operations”) and Manchester Indiana Acceptance, Inc. (“Indiana Acceptance” and collectively to together with Indiana Operations as “Manchester Indiana”), subsidiaries of the Company.

4. Action or Proceeding; Conditions and Waivers. Subject to the conditions herein, Indemnitee shall be entitled to the indemnification rights provided herein if Indemnitee is a person who was or is made a party or is threatened to be made a party to any pending, completed or threatened Proceeding by reason of (a) the fact that Indemnitee was affiliated with FSE/GNAC as an Officer or Director or any other capacity or (b) anything done or not done by Indemnitee in any such capacity. Pursuant to this Section, Indemnitee shall be indemnified against Losses or Expenses incurred by Indemnitee or on Indemnitee's behalf in connection with any Proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and had no reasonable cause to believe his conduct was unlawful. An express condition of the Indemnification provided by the Company herein is that Indemnitee will (i) promptly and fully cooperate with Manchester Indiana’s and the Company’s counsel in defending against any claims asserted by Byrider against Indemnitee and/or FSE/GNAC; and (ii) that you hereby agree to common defense counsel with Manchester Indiana and the Company, as selected by the Company at its sole discretion, and you expressly waive any potential conflicts of with respect to joint representation.

MANCHESTER INC.	Indemnification Agreement

5. Actions by or in the Right of the Company. Indemnitee shall be entitled to the indemnification rights provided herein if Indemnitee is a person who was or is made a party or is threatened to be made a party to any pending, completed or threatened Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of (a) the fact that Indemnitee is or was an Officer or Director of FSE/GNAC or any other Affiliate or (b) anything done or not done by Indemnitee in any such capacity. Pursuant to this Section, Indemnitee shall be indemnified against Losses or Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with any Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.

6. Indemnification Scope. Notwithstanding any provision of this Agreement, Company agrees to indemnify Indemnitee, to the maximum extent permitted by law, against all Losses and Expenses as provided herein, irrespective of success in regard to any claim, issue or matter covered hereunder.

7. Payment for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of the fact that Indemnitee is or was an Officer or Director of the Company or of an Affiliate, a witness in any Proceeding, the Company agrees to pay to Indemnitee all reasonable expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

8. Expenses and Costs. All reasonable Expenses directly incurred by or on behalf of Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three months) in connection with any Proceeding shall be paid promptly by the Company, except if a determination not to indemnify has been made under Section 9. Such statement or statements shall evidence such Expenses incurred by Indemnitee in connection therewith and shall include or be accompanied by a written undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Agreement. It shall be a defense to any action seeking an adjudication or award in arbitration pursuant to this Agreement that the claimant has not met the requirement for cooperation or standard of conduct set forth herein for such indemnification. Any ancillary Expenses or Costs of Indemnitee expected to be incurred by Indemnitee as direct obligations and not directly paid by the Company pursuant to the indemnification hereunder which is in amount in excess of $1,000 shall require the prior written consent of the Company.

9. Procedure for Determination of Entitlement to Indemnification.  (a)  When seeking indemnification under this Agreement, Indemnitee shall submit a written request for indemnification to the Company. Such request shall include documentation or information which is reasonably necessary for the Company to make a determination of Indemnitee's entitlement to indemnification hereunder and which is reasonably available to Indemnitee. Determination of Indemnitee's entitlement to indemnification shall be made promptly, but in no event later than five (3) business days after receipt by the Company of Indemnitee's written request for indemnification. The Secretary of the Company shall, promptly upon receipt of Indemnitee's request for indemnification, advise the Board that Indemnitee has made such request for indemnification.

MANCHESTER INC.	Indemnification Agreement

(b) The entitlement of Indemnitee to indemnification under this Agreement in respect of any pending, contemplated or threatened Proceeding shall be determined in the specific case by the Company Board of Directors.

(c) For purposes of any determination of good faith hereunder, Indemnitee shall be deemed to have acted in good faith if in taking an action Indemnitee relied on the records or books of account of the Company or an Affiliate, including financial statements, or on information supplied to Indemnitee by the officers of the Company or an Affiliate in the course of their duties, or on the advice of legal counsel for the Company or an Affiliate or on information or records given or reports made to the Company or an Affiliate by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or an Affiliate. The Company shall have the burden of establishing the absence of good faith. The provisions of this Section 9 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(d) If the determination made pursuant to Section 9(b) is that Indemnitee is not entitled to indemnification to the full extent of Indemnitee's request, Indemnitee shall have the right to seek entitlement to indemnification in accordance with the procedures set forth herein.

(e) If the person or persons empowered pursuant to Section 9(b) hereof to make a determination with respect to entitlement to indemnification shall have failed to make the requested determination, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent (i) misrepresentation by Indemnitee of a material fact in the request for indemnification; (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law or (iii) non-performance on the part of Indemnitee of any other term or condition under Section 4 herein required for such Indemnification.

(f) The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the rights of Indemnitee to indemnification hereunder, except as may be specifically provided herein, or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or create a presumption that (with respect to any criminal action or Proceeding) Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

10. Remedies in Cases of Determination Not to Indemnify Expenses.  (a)  In the event that (i) a determination is made that Indemnitee is not entitled to indemnification hereunder, (ii) payments are not made pursuant to Section 8 hereof or (iii) payment or other good faith action by the Company has not been timely made following a determination of entitlement to indemnification pursuant to Section 9 hereof, Indemnitee shall be entitled to seek an adjudication in an appropriate court of competent jurisdiction as to Indemnitee's entitlement to such indemnification.

MANCHESTER INC.	Indemnification Agreement

(b) In the event a determination has been made in accordance with the procedures set forth in Section 9 hereof, in whole or in part, that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration referred to in paragraph (a) of this Section 10 shall be de novo and Indemnitee shall not be prejudiced by reason of any such prior determination that Indemnitee is not entitled to indemnification, and the Company shall bear the burdens of proof specified in paragraphs 6 and 9 hereof in such proceeding.

(c) If a determination is made or deemed to have been made pursuant to the terms of Section 9 or 10 hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration in the absence of (i) a misrepresentation of a material fact by Indemnitee; (ii) a final judicial determination that all or any part of such indemnification is expressly prohibited by law or (iii) a determination that Indemnitee did not perform in accordance with requisite terms and conditions for such Indemnification under Section 4 hereof.

(d) The Company and Indemnitee agree that they shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company and Indemnitee further agree to stipulate in any such court that the Company and Indemnitee are bound by all of the provisions of this Agreement and are precluded from making any assertion to the contrary.

(e) To the extent deemed appropriate by the court, interest shall be paid by the Company to Indemnitee at a reasonable interest rate for amounts which the Company indemnifies or is obliged to indemnify the Indemnitee for the period commencing with the date on which Indemnitee requested indemnification (or reimbursement an Expense) and ending with the date on which such payment is made to Indemnitee by the Company.

11. Expenses Incurred by Indemnitee to Enforce this Agreement.  In the event that Indemnitee is a party to or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole in such action, shall be indemnified by the Company against, any reasonable Expenses incurred by Indemnitee. If it is determined that Indemnitee is entitled to indemnification for part (but not all) of the indemnification so requested, Expenses incurred in seeking enforcement of such partial indemnification shall be reasonably prorated among the claims, issues or matters for which the Indemnitee is entitled to indemnification and for claims, issues or matters for which the Indemnitee is not so entitled.

12. Non-Exclusivity.  The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under or by reason of applicable law, any certificate of incorporation or by-laws, any agreement, any vote of stockholders or any resolution of directors or otherwise. To the extent Indemnitee would be prejudiced thereby, no amendment, alteration, rescission or replacement of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee's position with the Company or an Affiliate or any other entity which Indemnitee is or was serving at the request of the Company prior to such amendment, alteration, rescission or replacement.

MANCHESTER INC.	Indemnification Agreement

13. Duration of Agreement. This Agreement shall apply to any claim asserted and any Losses and Expenses incurred in connection with any claim asserted on or after the effective date of this Agreement and shall continue until and terminate upon the later of: (a) 10 years after Indemnitee has ceased to occupy any of the positions or have any of the relationships described in Sections 3, 4 or 5 of this Agreement; or (b) lapse of the applicable statute of limitations pertaining to pending or threatened Proceedings of the kind described herein with respect to Indemnitee. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's spouse, assigns, heirs, devisee, executors, administrators or other legal representatives.

14. Severability. Should any part, term or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of the Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

16. Headings. Section headings are for convenience only and do not control or affect meaning or interpretation of any terms or provisions of this Agreement.

17. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto.

18. No Duplicative Payment. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment (net of Expenses incurred in collecting such payment) under this Agreement, any insurance policy, contract, agreement or otherwise.

19. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in a registered or certified postpaid envelope in any general or branch office of the United States Postal Service, or sent by Federal Express or other similar overnight courier service, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answer back is received.

(a) If to Indemnitee, to the address of record on file with the Company.

MANCHESTER INC.	Indemnification Agreement

(b) If to the Company to:

MANCHESTER INC.
100 Crescent Court, 7th Floor
Dallas, Texas 75201

with a copy to:

Wuersch & Gering LLP
100 Wall Street, 21st Floor
New York, NY 10005
Attention: Travis L. Gering, Esq.
Phone: (212) 509-5050
Fax: (212) 509-9559

20. GOVERNING LAW. THE PARTIES AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF INCORPORATION OF THE COMPANY WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

21. Entire Agreement. Subject to the provisions of Section 12 hereof, this Agreement constitutes the entire understanding between the parties and supersedes all proposals, commitments, writings, negotiations and understandings, oral and written, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may not be amended or otherwise modified except in writing duly executed by all of the parties. A waiver by any party of any breach or violation of this Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof.

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MANCHESTER INC.	Indemnification Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

MANCHESTER INC.

By:	/s/ Richard Gaines
Name: Richard Gaines
Title: Corporate Secretary and Director

INDEMNITEE:

/s/	Rick Stanley
Name: Rick Stanley
Title: Manchester Indiana CEO